UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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QUICKLOGIC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QUICKLOGIC CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, APRIL 25, 2006

The Annual Meeting of Stockholders of QUICKLOGIC CORPORATION, a Delaware corporation, will be held at QuickLogic’s offices located at 1277 Orleans Drive, Sunnyvale, California 94089, on Tuesday, April 25, 2006, at 10:00 a.m., local time, for the following purposes:

1.                To elect one (1) Class I director to serve for a term of three years expiring on the date on which our Annual Meeting of Stockholders is held in 2009;

2.                To ratify the appointment of PricewaterhouseCoopers LLP as QuickLogic’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3.                To transact such other business as may properly come before the Annual Meeting or at any and all adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on February 28, 2006 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the self-addressed, postage-prepaid envelope enclosed for that purpose. Your shares will be voted in accordance with the instructions given on the proxy. Stockholders are also able to submit their proxy over the Internet or by telephone. Stockholders attending the meeting may vote in person even if they have returned a proxy. Please note, however, that if your shares are held in a street name by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain a proxy issued in your name from that holder.

For the Board of Directors,

E. Thomas Hart
Chairman, President and Chief Executive Officer

Sunnyvale, California
March 16, 2006

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO VOTE YOUR PROXY ONLINE OR BY TELEPHONE, OR, IN THE ALTERNATIVE, COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. PLEASE REFERENCE THE “VOTING ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE” SECTION ON PAGE 2 FOR ADDITIONAL INFORMATION.

QUICKLOGIC CORPORATION

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

General

The accompanying proxy is solicited by the Board of Directors of QuickLogic Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Tuesday, April 25, 2006, at 10:00 a.m., local time, or at any and all adjournments or postponements, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders thereof. The meeting will be held at QuickLogic’s offices located at 1277 Orleans Drive, Sunnyvale, California 94089. QuickLogic’s telephone number at that address is (408) 990-4000. These proxy solicitation materials were mailed on or about March 24, 2006 to all stockholders of record entitled to vote at the Annual Meeting. At the meeting, only stockholders of record at the close of business on February 28, 2006, the record date, will be entitled to vote. On February 28, 2006, QuickLogic’s outstanding capital stock consisted of 28,088,929 shares of common stock.

At the meeting, the stockholders will be asked:

1.                To elect one (1) Class I director to serve for a term of three years expiring on the date on which our Annual Meeting of Stockholders is held in 2009;

2.                To ratify the appointment of PricewaterhouseCoopers LLP as QuickLogic’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3.                To transact such other business as may properly come before the Annual Meeting or at any and all adjournments or postponements thereof.

This Proxy Statement and form of proxy were first sent or given to stockholders entitled to vote at the Annual Meeting on or about March 24, 2006, together with our 2005 Annual Report to Stockholders.

Voting and Discretionary Voting

Each stockholder is entitled to one vote for each share of common stock held on all matters presented at the meeting.

Properly executed proxies received prior to the meeting, and subsequently not revoked, will be voted in accordance with the instructions on the proxy. Where no instructions are given, proxies will be voted FOR the director nominee described herein, FOR the ratification of the independent registered public accounting firm, and with respect to any other matter that may properly be brought before the Annual Meeting, in accordance with the judgment of the proxy holders.

You are entitled to one vote for each share of common stock held on all matters presented at the Annual Meeting. You do not have the right to cumulate votes in the election of directors. Voting instructions are included on the proxy or voting instruction card.

Election of Directors

Holders of all outstanding shares of QuickLogic’s common stock, voting together as a single class, have the right to elect one Class I director for a three-year term to the Board of Directors. The director will be elected by a plurality of the votes of the shares of our common stock present in person or represented by proxy at the meeting. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but have no other legal effect under Delaware law.

Ratification of Appointment of Independent Registered Public Accounting Firm

Ratification of the appointment of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as QuickLogic’s independent registered public accounting firm will require the affirmative vote of a majority of the total voting power of the shares of our common stock represented in person or by proxy at the meeting and entitled to vote on the proposal, voting together as a single class.

Voting Electronically via the Internet or by Telephone

Stockholders whose shares are registered in their own names may vote either via the Internet or by telephone. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded.

If your shares are registered in the name of a bank or brokerage firm and you have not elected to receive your Proxy Statement over the Internet, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders who receive a paper copy of this Proxy Statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your proxy card will provide instructions. If your proxy card does not reference Internet or telephone information, please complete and return the proxy card in the self-addressed, postage paid envelope provided. Stockholders who elected to receive the Proxy Statement and Annual Report over the Internet will be receiving an e-mail on or about March 24, 2006 with information on how to access stockholder information and instructions for voting.

Solicitation of Proxies

This solicitation of proxies is made by the Board of Directors of QuickLogic. All costs associated with soliciting proxies will be borne by QuickLogic. QuickLogic may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons. It is contemplated that proxies will be solicited principally through the mail, but our directors, officers and regular employees may, without additional compensation, solicit proxies personally or by e-mail (if so requested by the stockholder), telephone or facsimile.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our Secretary a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Your presence at the Annual Meeting in and of itself is not sufficient to revoke your proxy.

Quorum; Abstentions; Broker Non-Votes

The presence at the Annual Meeting, in person or by proxy, of the holders of one-third of the voting power of our stock outstanding on the record date will constitute a quorum. As of the close of business on the record date, there were 28,088,929 shares of our common stock outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum. For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Directors are elected based on a plurality of the votes cast. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are counted for determining the presence or absence of a quorum for conducting business but are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter.

Stockholder Nominations and Proposals

The Nominating and Corporate Governance Committee of our Board of Directors has established policies and procedures, available on the investor relations portion of our web site, www.quicklogic.com, to consider recommendations for candidates to the Board of Directors from stockholders holding no less than 1,000 shares of the outstanding voting securities of the Company continuously for at least six (6) months prior to the date of the submission of the recommendation. Recommendations received after the date that is 120 days prior to the one year anniversary of the mailing of the previous year’s proxy statement, will likely not be considered timely for consideration at that year’s annual meeting.

A stockholder that desires to recommend a candidate for election to the Board of Directors shall direct the recommendation in writing to the Nominating and Corporate Governance Committee, care of the Chief Financial Officer, 1277 Orleans Drive, Sunnyvale, California, 94089, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications and an explanation of the reasons why the stockholder believes this candidate is qualified for service on the Company’s Board of Directors. The stockholder must also provide such other information about the candidate that would be required by the Securities and Exchange Commission (“SEC”) rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The stockholder must submit proof of Company stockholdings.

A stockholder that instead desires to nominate a person directly for election to the Board of Directors must meet the deadlines and other requirements set forth in Section 2.4 of the Company’s Bylaws and the rules and regulations of the SEC.

Deadlines for Submission of Stockholder Proposals

Stockholders are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with the proxy rules promulgated by the SEC and our Bylaws.

Stockholders wishing to present a proposal for inclusion in the proxy statement relating to our 2007 Annual Stockholder Meeting must submit such proposal to us by the date that is 120 days prior to the one year anniversary of the date on which this proxy is first mailed, in order to be considered timely for stockholder proposals or nominations to be included in such proxy statement.

If a stockholder intends to present a proposal at our 2007 Annual Meeting of Stockholders, but does not intend to have it included in our 2007 Proxy Statement, the proposal must be delivered to us by February 7, 2007. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

Householding

Householding is a cost-cutting procedure used by us and approved by the SEC. Under the householding procedure, we send only one Annual Report and Proxy Statement to stockholders of record who share the same address and last name, unless one of those stockholders notifies us that the stockholder would like a separate Annual Report and Proxy Statement. A stockholder may notify us that the stockholder would like a separate Annual Report and Proxy Statement by telephone at (408) 990-4000 or at the following mailing address: 1277 Orleans Drive, Sunnyvale, California 94089, Attention: Investor Relations. If we receive such notification that the stockholder wishes to receive a separate Annual Report and Proxy Statement, we will promptly deliver such Annual Report and Proxy Statement. A separate proxy card is included in the materials for each stockholder of record. If you wish to update your participation in householding, you may contact your broker or the mailing agent, ADP Investor Communication Services, at 800-542-1061.

PROPOSAL ONE:

ELECTION OF DIRECTORS

QuickLogic’s Board of Directors is currently comprised of five (5) members, divided into three classes with overlapping three-year terms. As a result, a portion of our Board of Directors will be elected each year. Michael J. Callahan has been designated a Class I director whose term expires at the 2006 Annual Meeting of Stockholders. Arturo Krueger and Gary H. Tauss have been designated Class II directors whose terms expire at the 2007 Annual Meeting of Stockholders. E. Thomas Hart and Christine Russell have been designated Class III directors whose terms expire at the 2008 Annual Meeting of Stockholders. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. There are no family relationships between any of our directors or executive officers.

Nominee for Class I Director

One Class I director is to be elected at the Annual Meeting of Stockholders for a three-year term ending in 2009. Pursuant to action by the Nominating and Corporate Governance Committee, the Board of Directors has nominated Michael J. Callahan to be that Class I director. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the re-election of Michael J. Callahan. QuickLogic expects that Mr. Callahan will accept such nomination. In the event that Mr. Callahan is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the Nominating and Corporate Governance Committee of the Board of Directors. The term of office of the person elected as director will continue until such director’s term expires in 2009 or until such director’s successor has been elected and qualified or until his earlier death, resignation or removal.

Required Vote

The nominee receiving a plurality, or the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as a director. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under Delaware law.

Recommendation of the Board of Directors

QUICKLOGIC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE “FOR” MICHAEL J. CALLAHAN AS DIRECTOR.

Directors and Nominee for Director

The following table sets forth information concerning the nominee for director, whose current term expires in 2006 and who is a Class I director.

Name	Age	Position
Michael J. Callahan	70	Director

Michael J. Callahan has served as a member of our Board of Directors since July 1997. Since January 2004, Mr. Callahan has been the Chairman of Teknovus, Inc., a privately held company specializing in communications chipsets for subscriber access networks. From March 1990 through his semi-retirement in September 2000, Mr. Callahan served as Chairman of the Board, President and Chief Executive Officer of WaferScale Integration, Inc., a producer of peripheral integrated circuits. From 1987 to March 1990, Mr. Callahan was President of Monolithic Memories, Inc., a semiconductor manufacturing company. During this period Monolithic Memories became a subsidiary of Advanced Micro Devices, Inc., a semiconductor manufacturing company, where Mr. Callahan was Senior Vice President of Programmable Products. From 1978 to 1987, Mr. Callahan was employed by Monolithic Memories in various positions including Vice President of Operations and Chief Operating Officer. Prior to joining Monolithic Memories, he worked at Motorola Semiconductor for 16 years where he was Director of Research and Development as well as Director of Linear Operations. Mr. Callahan also serves on the board of Micrel, Incorporated, which files reports pursuant to the Securities Exchange Act of 1934, or the Exchange Act, and is a provider of analog power, mixed-signal and digital semiconductor devices. Mr. Callahan holds a B.S.E.E. degree from the Massachusetts Institute of Technology.

Incumbent Class II Directors Whose Terms Expire in 2007

Name	Age	Position
Arturo Krueger	66	Director
Gary H. Tauss	51	Director

Arturo Krueger has served as a member of our Board of Directors since September 2004. Mr. Krueger has more than 40 years of experience in systems architecture, semiconductor design and development, operations, marketing and technical as well as general management. Since February 2001, Mr. Krueger has been a consultant to OEM automobile manufacturers and to semiconductor companies serving the automotive and telecom markets. Mr. Krueger was Corporate Vice President and General Manager of Motorola’s Semiconductor Products Sector for Europe, Middle East and Africa (EMEA) from January 1998 until February 2001. Mr. Krueger was the Strategic and Technology/Systems advisor to the President of Motorola’s Semiconductor Products Sector from 1996 until January 1998. In addition, Mr. Krueger was the Director of the Advanced Architectural and Design Automation Lab at Motorola. Mr. Krueger is a director of Marvell Technology Group Ltd., which files reports pursuant to the Exchange Act. Marvell is a semiconductor provider of high-performance analog, mixed-signal, digital signal processing and embedded microprocessor integrated circuits. He holds an M.S. degree in Electrical Engineering from the Institute of Technology in Switzerland, and has studied Advanced Computer Science at the University of Minnesota.

Gary H. Tauss has served as a member of our Board of Directors since June 2002. Since May 2005, Mr. Tauss has been President, CEO and a director of InfiniRoute Networks Inc., which provides fully managed Voice over Internet Protocol, or VoIP, peering services for wireline and wireless carriers. From October 2002 until April 2005, Mr. Tauss served as President and CEO of LongBoard, Inc., or LongBoard, a company specializing in fixed to mobile convergence application software for leading carriers and service providers. From August 1998 until June 2002, Mr. Tauss was President, Chief Executive Officer and a director of TollBridge Technologies, Inc., or TollBridge, a developer of voice-over-broadband products. Prior to co-founding TollBridge, Mr. Tauss was Vice President and General Manager of Ramp Networks, Inc., a provider of Internet security and broadband access products, with responsibility for engineering, customer support and marketing. Mr. Tauss is a director of LongBoard. Mr. Tauss earned both a B.S. and an M.B.A. degree at the University of Illinois.

Incumbent Class III Directors Whose Terms Expire in 2008

Name	Age	Position
E. Thomas Hart	64	Chairman, President and Chief Executive Officer
Christine Russell	56	Director

E. Thomas Hart has served as our President, Chief Executive Officer and a member of our Board of Directors since June 1994, and as our Chairman since April 2001. Prior to joining QuickLogic, Mr. Hart was Vice President and General Manager of the Advanced Networks Division at National Semiconductor Corporation, a semiconductor manufacturing company, where he worked from September 1992 to June 1994. Prior to joining National Semiconductor, Mr. Hart was a private consultant from February 1986 to September 1992 with Hart Weston International, a technology-based management consulting firm. Prior experience includes senior level management responsibilities in semiconductor operations, engineering, sales and marketing with several companies including Motorola, Inc., an electronics provider, and National Semiconductor. Mr. Hart holds a B.S.E.E. degree from the University of Washington.

Christine Russell has served as a member of our Board of Directors since June 2005. Ms. Russell served as Senior Vice President and Chief Financial Officer of OuterBay Technologies, Inc., a privately held software company enabling information lifecycle management for enterprise applications, from May 2005 until February 2006, when OuterBay was acquired by Hewlett-Packard Company. From October 2003 to May 2005, Ms. Russell served as the Chief Financial Officer of Ceva, Inc., a company specializing in semiconductor intellectual property offering digital signal processing cores and application software, which files reports pursuant to the Exchange Act. From October 1997 to October 2003, Ms. Russell served as the Chief Financial Officer of Persistence Software, Inc., a company specializing in enterprise software providing infrastructure for distributed computing, which files reports pursuant to the Exchange Act. Prior to 1997, Ms. Russell served for more than twenty years in senior financial management positions with a variety of technology companies. Ms. Russell is a director of Peak International, Inc., which files reports pursuant to the Exchange Act. Peak is a supplier of precision-engineered packaging products for storage, transportation and automated handling of high technology products. Ms. Russell holds a B.A. degree and an M.B.A. degree from the University of Santa Clara.

Director Resignations

Donald P. Beadle, whose term would have expired at the 2006 Annual Meeting, retired from the Board of Directors effective January 26, 2006, as previously disclosed on a Form 8-K.

Lead Independent Director

Mr. Callahan has served as our Lead Independent Director since April 26, 2005.

Board Meetings, Committees and Corporate Governance

The Board of Directors held a total of six meetings during fiscal 2005 and acted by unanimous written consent once. The Board of Directors has determined that the Company’s current directors, with the exception of Mr. Hart, meet the independence requirements of the Nasdaq National Market.

It is the policy of the Board of Directors to have a separate meeting time for independent directors. During the last fiscal year, six sessions of the independent directors were held.

The standing committees of the Board of Directors include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

We have written charters for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, copies of each are available on our website, free of charge, at www.quicklogic.com/investors. You can also obtain copies of the charters, free of charge, by writing to us at 1277 Orleans Drive, Sunnyvale, California 94089.

Audit Committee

The Audit Committee, which currently consists of Michael J. Callahan, Christine Russell and Gary H. Tauss, held seven meetings in fiscal 2005. Mr. Callahan was appointed Chairman of the Audit Committee in October 2004. Each of the directors on the Audit Committee meets the independence requirements of the Nasdaq National Market. The Board of Directors has determined that Christine Russell is an Audit Committee Financial Expert, or ACFE, as defined by Item 401(h) of Regulation S-K. Ms. Russell is independent, as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

The Audit Committee has sole and direct authority to select, evaluate and compensate our independent registered public accounting firm, and it reviews and approves in advance all audit, audit-related and non-audit services, and the related fees, provided by the independent registered public accounting firm (to the extent those services are permitted by the Securities Exchange Act of 1934, as amended). The Audit Committee meets with our management and appropriate financial personnel regularly to consider the adequacy of our internal controls and financial reporting process and the reliability of our financial reports to the public. The Audit Committee also meets with the independent registered public accounting firm regarding these matters. The Audit Committee has established a Financial Information Integrity Policy, pursuant to which QuickLogic can receive, retain and treat employee complaints concerning questionable accounting, internal control, or auditing matters, or the reporting of fraudulent financial information. The Audit Committee examines the independence and performance of our independent registered public accounting firm. In addition, among its other responsibilities, the Audit Committee reviews our critical accounting policies, our annual and quarterly reports on Forms 10-K and 10-Q, and our earnings releases before they are published. The Audit Committee has a written charter, a copy of which is available on our website, free of charge, at www.quicklogic.com/investors.

Compensation Committee

The Compensation Committee, which currently consists of Arturo Krueger and Gary H. Tauss, held five meetings in fiscal 2005 and acted by unanimous written consent once during the year. Each of the directors on the Compensation Committee meets the independence requirements of the Nasdaq National Market. The purpose of the Compensation Committee is (i) to discharge the responsibilities of the Board of Directors relating to compensation of the Company’s directors, Chief Executive Officer and executive officers, (ii) to review and recommend to the Board of Directors compensation plans, policies and benefit programs, as well as approve individual executive officer compensation packages, and (iii) to approve the report on executive compensation required to be included in the Company’s annual proxy statement. The Compensation Committee’s duties also include administering QuickLogic’s stock option plans and employee stock purchase plan. The Compensation Committee has a written charter, which is available on our website, free of charge, at www.quicklogic.com/investors.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, which currently consists of Michael J. Callahan, Arturo Krueger, Gary H. Tauss and Christine Russell, was formed on January 21, 2004, and held two meetings in fiscal 2005. Mr. Krueger and Ms. Russell joined the Nominating and Corporate Governance Committee in January 2005 and October 2005, respectively. Each of the directors on the Nominating and Corporate Governance Committee meets the independence requirements of the Nasdaq National Market. The purpose of the Nominating and Corporate Governance Committee is to (i) assist the Board of Directors by identifying, evaluating and recommending to the Board of Directors, or approving as appropriate, individuals qualified to be directors of QuickLogic for either appointment to the Board of Directors or to stand for election at a meeting of the stockholders; (ii) review the composition and evaluate the performance of the Board of Directors; (iii) review the composition and evaluate the performance of committees of the Board of Directors and recommend persons to be members of such committees; (iv) review conflicts of interest of members of the Board of Directors and corporate officers; and (v) review and recommend to the Board of Directors corporate governance principles. Other duties of the committee include overseeing the evaluation of management, succession planning and reviewing and monitoring the Company’s Code of Conduct and Ethics. The Nominating and Corporate Governance Committee has a written charter, which is available on our website, free of charge, at www.quicklogic.com/investors. The Nominating and Corporate Governance Committee adopted our Corporate Governance Guidelines in December 2004, a copy of which is available on our website, free of charge, at www.quicklogic.com/investors.

The Nominating and Corporate Governance Committee will regularly review the size and composition of the full Board of Directors and will consider the recommendations properly presented by qualified stockholders as well as recommendations from management, other directors and potentially search firms to attract top candidates to serve on the Board of Directors. Except as may be required by rules promulgated by the Nasdaq National Market or the SEC, there are no specific, minimum qualifications that must be met by each candidate for the Board of Directors, nor are there specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. In evaluating the qualifications of the candidates, the committee will consider many factors, including character, judgment, independence, age, expertise, diversity of experience, length of service and other commitments, among others. The committee will evaluate such factors and will not assign any particular weighting or priority to any of these factors. While the committee has not established specific minimum qualifications for director candidates, the committee believes that candidates and nominees must reflect a Board of Directors that is predominantly independent and is comprised of directors who (i) are of high integrity, (ii) have qualifications that will increase the overall effectiveness of the Board of Directors and (iii) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

It is the policy of the Nominating and Corporate Governance Committee to consider recommendations for candidates to the Board of Directors from stockholders holding no less than 1,000 shares of QuickLogic’s outstanding voting securities continuously for at least six (6) months prior to the date of the submission of the recommendation. Stockholders may suggest qualified candidates for director by writing to the Nominating and Corporate Governance Committee, care of the Chief Financial Officer, 1277 Orleans Drive, Sunnyvale, California, 94089 and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications and an explanation of the reasons why the stockholder believes this candidate is qualified for service on QuickLogic’s Board of Directors. The stockholder must also provide such other information about the candidate that would be required by the SEC rules to be included in a Proxy Statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The Nominating and Corporate Governance Committee will evaluate all stockholder-recommended candidates on the same basis as any other candidate. Our Nominating and Corporate Governance Committee Policies and Procedures for Director Candidates are posted on our website at www.quicklogic.com/investors.

Other Committees and Participation

The Board of Directors has delegated to E. Thomas Hart, as the sole member of our Stock Option Committee, the authority to approve the grant to non-executive officer employees and other individuals of stock options in amounts less than or equal to 40,000 shares per grant, and to allocate options to purchase common stock to non-executive employees once these grants have been authorized in total by the Board of Directors or the Compensation Committee.

The Settlement Committee, which currently consists of Gary H. Tauss and Christine Russell, was established by the Board of Directors with the sole and full corporate power and authority to review the proposed settlement of the litigation entitled: In re Initial Public Offering Securities Litigation 21 MC 92 (SAS); In re QuickLogic Corporation Initial Public Offering Sec. Litig. (01 Civ. 9503), (the “Action”), and to

decide whether the Company should enter into the proposed settlement. The Settlement Committee will remain in effect until the Action has been settled in its entirety.

During fiscal year 2005, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during their term as a director and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during their term on such committee, except that Ms. Russell attended two out of four meetings of the Board of Directors held during her term as a director.

QuickLogic expects its directors to attend its annual meetings absent a valid reason, such as a schedule conflict. The April 2005 Annual Meeting of Stockholders was attended by all directors.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee serves on or has served on the board of directors or compensation committee of another entity that has one or more members serving on our Board of Directors or Compensation Committee.

Stockholder Communications with the Board of Directors

The Nominating and Corporate Governance Committee has established a policy for stockholder communication with our Board of Directors. This policy, which is available on the investor relations portion of our web site, provides a process for stockholders to send communications to the Board of Directors. Stockholders may contact QuickLogic’s Board of Directors or any individual thereof, by writing, whether by mail or express mail, to: QuickLogic Corporation Board of Directors, 1277 Orleans Drive, Sunnyvale, California, 94089. Stockholders who wish to contact the Board of Directors or any member of the Audit Committee to report questionable accounting or auditing matters may do so by using this address and designating the communication as “Compliance Confidential.”

Code of Conduct and Ethics

QuickLogic adopted a Code of Conduct and Ethics applicable to all directors, officers and employees on February 12, 2004. The Code covers topics including, but not limited to, financial reporting, conflicts of interest, confidentiality of information, compliance with laws and regulations and the code of ethics for our Chief Executive Officer, Chief Financial Officer and controllers. A copy of the Code of Conduct and Ethics is posted on our website at www.quicklogic.com/investors. To date, there have been no waivers under our Code of Conduct and Ethics. We will post any waivers, if and when granted, on our website at www.quicklogic.com/investors.

Director Compensation

All directors who are not employees of the Company receive an annual retainer of $20,000 for serving as a director of the Company. The chairman of the Audit Committee, chairman of the Compensation Committee and our ACFE receive additional annual retainers of $3,000, $2,000 and $3,000, respectively. Members of the Audit Committee and Compensation Committee receive additional annual retainers of $1,500. Retainers are paid quarterly. The Company also reimburses all directors for travel, lodging and related expenses incurred in attending board and committee meetings. Non-employee directors receive a fee of $1,000 for each Board of Director, Audit Committee or Compensation Committee meeting attended in person, $500 for each Board of Director meeting attended by phone conference and $300 for each Audit Committee or Compensation Committee meeting attended by phone conference, with a maximum of one meeting fee per day. In March 2006, the Board of Directors increased the meeting fee to $2,500 for meetings attended in person by independent directors who reside internationally. In addition, the Board of

Directors approved the following option grants under the Company’s 1999 Stock Plan to non-employee directors:

Name	Number of Securities Underlying Options Granted	Exercise Price Per Share	Expiration Date
Donald P. Beadle(1)	7,000	$3.48	May 1, 2015
Michael J. Callahan	10,000	3.48	May 1, 2015
Arturo Krueger	10,000	3.48	May 1, 2015
Christine Russell	35,000	4.36	June 1, 2015
Gary H. Tauss	10,000	3.48	May 1, 2015

(1)                Mr. Beadle retired from the Board of Directors on January 26, 2006. Mr. Beadle remains with QuickLogic as a member of its advisory committee, and will continue to vest in the option grants noted above.

The options granted to Messrs. Callahan, Krueger and Tauss included 3,000 shares for their service on our Audit Committee.

The options granted to new non-employee directors generally vest 25% one year after the vesting commencement date and 1/48th per full month of service thereafter. The options granted to incumbent directors generally vest monthly over a one-year period. The exercise price is equal to the closing price of QuickLogic’s common stock as listed on the Nasdaq National Market on the date of grant.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers and beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership of our common stock and other equity securities on Form 4 or 5. Based solely on our review of the copies of such reports received by us or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2005, our officers, directors and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers, an independent registered public accounting firm, to audit QuickLogic’s consolidated financial statements for the fiscal year ending December 31, 2006 and, as a matter of good corporate governance, seeks ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its appointment.

Representatives of PricewaterhouseCoopers are expected to be present at the 2006 Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees billed to QuickLogic by PricewaterhouseCoopers during Fiscal 2005

PricewaterhouseCoopers, the Company’s independent registered public accounting firm, billed QuickLogic for the following professional services:

	Years Ended December 31,
	2005	2004
Audit fees	$528,700	$539,100
Tax fees	$67,700	$77,200
All other fees	$1,700	$—

The Audit Committee pre-approved all services and fees provided by PricewaterhouseCoopers during the year ended December 31, 2005 and has concluded that the provision of these services is compatible with their independence.

Descriptions of fees billed are as follows:

Audit Fees

Audit fees consist of the aggregate fees for professional services rendered by PricewaterhouseCoopers for the audit of QuickLogic’s consolidated financial statements and internal controls and its limited reviews of QuickLogic’s unaudited condensed consolidated interim financial statements as of and for the years ended December 31, 2005 and 2004.

Audit-Related Fees

Audit-related fees would consist of the aggregate fees for assurance and related services by PricewaterhouseCoopers not included in audit fees that are reasonably related to the performance of the audit or review of QuickLogic’s consolidated financial statements and its limited reviews of QuickLogic’s unaudited condensed consolidated interim financial statements as of and for the years ended December 31, 2005 and 2004. QuickLogic incurred no audit-related fees for the years ended December 31, 2005 and 2004.

Tax Fees

Tax fees consist of the aggregate fees for professional services rendered by PricewaterhouseCoopers for tax compliance, tax advice, and tax planning for the years ended December 31, 2005 and 2004.

All Other Fees

All other fees consist of the aggregate fees for professional services rendered by PricewaterhouseCoopers other than those described above for the years ended December 31, 2005 and 2004. In fiscal 2005, these fees included fees for accounting library software.

Pursuant to the Audit Committee Charter, the Audit Committee must pre-approve all audit and non-audit services, and the related fees, provided to QuickLogic by our independent registered public accounting firm, or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible under the Securities Exchange Act of 1934 or the rules of the SEC. The Audit Committee pre-approved these services and fees regularly throughout the year.

Required Vote

The affirmative vote of the holders of a majority of the votes cast will be required to ratify the appointment of PricewaterhouseCoopers as QuickLogic’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

Recommendation of the Audit Committee of the Board of Directors

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS
AS QUICKLOGIC’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2006.

REPORT OF THE AUDIT COMMITTEE

This section shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission, is not subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of QuickLogic under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, regardless of date or any other general incorporation language in such filing.

In accordance with the written charter adopted by the Audit Committee on December 20, 2004, the Audit Committee consists of three members and operates under such written charter.

Membership of the Audit Committee

Until June 2005, the Audit Committee consisted of Michael J. Callahan, Arturo Krueger and Gary H. Tauss. In June 2005, Arturo Krueger resigned from, and Christine Russell was appointed to, the Audit Committee. Mr. Callahan is Chairman of the Audit Committee. Messrs. Callahan and Tauss, as well as Ms. Russell, have been determined by our Board of Directors to be independent according to SEC rules and the Nasdaq National Market’s listing standards.

Audit Committee Financial Expert

As required by the Sarbanes-Oxley Act of 2002, our Board of Directors has determined that  Ms. Russell has the qualifications to be our “Audit Committee Financial Expert”, as defined in the SEC’s rules and regulations and also meets the standards of independence adopted by the SEC and the Nasdaq National Market for membership on an audit committee.

Role of the Audit Committee

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. Our independent registered public accounting firm is also responsible for auditing our system of internal control over financial reporting, expressing an opinion on management’s assessment of our system of internal control over financial reporting and expressing an opinion on management’s control over financial reporting. Our responsibility is to monitor and review these processes, to provide our Board of Directors with the results and recommendations derived from this monitoring, and to select, appoint for ratification by the Company’s stockholders, and compensate the independent registered public accounting firm. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to the independence of the registered public accounting firm. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.

The Audit Committee held seven meetings during 2005. The meetings were designed to, among other things, facilitate and encourage communication among the Audit Committee, management and QuickLogic’s independent registered public accounting firm, PricewaterhouseCoopers. We discussed with PricewaterhouseCoopers the overall scope and plans for their audits. We met with PricewaterhouseCoopers, with and without management present, to discuss the results of their examinations and their evaluation of QuickLogic’s internal controls.

The purpose of the Audit Committee is to fulfill the Board of Director’s oversight responsibilities relating to our corporate accounting and reporting practices, the quality and integrity of our financial reports, compliance with laws, the maintenance of ethical standards and effective internal controls. During the meetings held in 2005 and thereafter, the Audit Committee reviewed and discussed, among other things:

•       results of the 2005 independent audit of the financial statements and review of the Annual Report on Form 10-K and Proxy Statement;

•       issues regarding accounting, administrative and operating matters noted during the 2005 audit;

•       requirements and responsibilities for audit committees;

•       QuickLogic’s significant policies for accounting and financial reporting and the status and anticipated effects of changes in those policies;

•       the quarterly and annual procedures performed by our independent registered public accounting firm;

•       the adequacy of our internal controls and financial reporting process and the reliability of our financial reports to the public;

•       the ability and responsibility to institute special investigations, if necessary, and obtain advice and assistance from independent outside legal, accounting or other services, with funding from the Company;

•       the quarterly consolidated unaudited financial statements and filings with the SEC; and

•       other matters concerning QuickLogic’s accounting, financial reporting, conflicts of interest and internal controls.

Review of QuickLogic’s Audited Financial Statements for the Fiscal Year Ended December 31, 2005

The Audit Committee reviewed and discussed the 2005 audited financial statements and our internal control over financial reporting with management and the independent registered public accounting firm. Specifically, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the Audit Committee discussed with the independent registered public accounting firm the firm’s independence from management and QuickLogic, including the matters covered by the letter to QuickLogic from the independent registered public accounting firm required by Independence Standards Board Standard No. 1.

In March 2006, the Audit Committee reviewed QuickLogic’s audited financial statements and footnotes for inclusion in QuickLogic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and our internal control over financial reporting. Based on this review and prior discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that QuickLogic’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Michael J. Callahan, Chairman (Chairman since October 2004)
Christine Russell (member since June 2005)
Gary H. Tauss (member since October 2004)

Arturo Krueger was a member of the Audit Committee until his resignation from the Audit Committee on June 2, 2005.

OTHER INFORMATION

Equity Compensation Plan Information

The following table sets forth certain information as of the end of the most recently completed fiscal year with respect to compensation plans (including individual compensation arrangements) under which equity securities of the registrant are authorized for issuance, aggregated as follows:

i.                   All compensation plans previously approved by security holders; and

ii.               All compensation plans not previously approved by security holders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance(1)
Equity compensation plans approved by security holders(2)	6,735,409	$5.37	10,849,396
Equity compensation plans not approved by security holders	—	—	—
Total	6,735,409	$5.37	10,849,396

(1)                This number includes 6,657,416 shares available for future grant under our 1999 Stock Plan and 4,191,980 shares available for future issuance under our Employee Stock Purchase Plan.

(2)                This reflects our 1989 Stock Option Plan, 1999 Stock Plan and 1999 Employee Stock Purchase Plan. The 1999 Stock Plan has an annual evergreen increase of up to 5% of the Company’s outstanding shares. The 1999 Employee Stock Purchase Plan has an annual evergreen increase of up to 4% of the Company’s outstanding shares.

Security Ownership

The following table sets forth certain information regarding our common stock beneficially owned as of February 28, 2006 by (i) each person who is known by QuickLogic to own beneficially more than 5% of QuickLogic’s common stock, (ii) each director of QuickLogic, (iii) each of the named executive officers listed in the Summary Compensation Table and (iv) all directors and executive officers of QuickLogic as a group. Shares of common stock subject to options that are exercisable within 60 days of February 28, 2006 are deemed to be outstanding and beneficially owned by the person holding the option for the purpose of computing the percentage of ownership for that person but are not treated as outstanding for the purpose of computing the beneficial ownership of any other person. This table is based on information provided to QuickLogic or filed with the SEC by QuickLogic’s directors, executive officers and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

Unless otherwise indicated, the address for each stockholder listed in the following table is c/o QuickLogic Corporation, 1277 Orleans Drive, Sunnyvale, California 94089. Applicable percentage ownership in the following table is based on 28,088,929 shares of common stock outstanding as of February 28, 2006.

	Shares Beneficially Owned
Name of Beneficial Owner	From Options(1)	Total Number(2)	Percent
Kopp Investment Advisors, LLC(3)	—	2,922,300	10.40%
7701 France Ave South, Suite 500
Edina, MN 55435
State of Wisconsin Investment Board(4)	—	1,980,600	7.05%
P.O. Box 7842
Madison, WI 53707
Dimensional Fund Advisors Inc.(5)	—	1,517,387	5.40%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
E. Thomas Hart	1,705,019	2,118,261	7.11%
Michael J. Callahan	96,166	96,166	*
Arturo Krueger	23,020	23,020	*
Christine Russell(6)	35,000	35,000	*
Gary H. Tauss	50,978	50,978	*
Terry L. Barrette	145,832	175,023	*
Carl M. Mills	254,685	305,555	1.08%
Timothy Saxe	479,166	479,166	1.68%
Jeffrey D. Sexton	287,291	294,541	1.04%
All executive officers and directors as a
group (9 persons)	3,077,157	3,577,710	11.48%

*                    Less than 1% of the outstanding common stock.

(1)                This column includes shares issuable pursuant to options exercisable within 60 days of February 28, 2006, which is April 29, 2006.

(2)                This column consists of outstanding shares plus the options set forth in the previous column.

(3)                Based on information contained in the Schedule 13G/A which was filed on behalf of Kopp Investment Advisors, LLC, Kopp Holding Company, LLC, Kopp Holding Company, LeRoy C. Kopp and Kopp Emerging Growth Fund pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended, on January 25, 2006.

(4)                Based on information contained in the Schedule 13G/A which was filed by this stockholder pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended, on February 15, 2006.

(5)                Based on information contained in the Schedule 13G/A which was filed by this stockholder pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended, on February 6, 2006.

(6)                Ms. Russell became a director on June 2, 2005.

Executive Compensation

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid during the last three fiscal years to (i) our Chief Executive Officer, and (ii) the next four most highly compensated executive officers of QuickLogic as of December 31, 2005.

				Long-Term
				Compensation
				Awards
				Securities
	Fiscal	Annual Compensation		Underlying	All Other
Name and Principal Position	Year	Salary(1)	Bonus	Options	Compensation(2)
E. Thomas Hart	2005	$422,985	$129,905	—	$16,200
Chairman, President and	2004	467,385	—	240,000	13,708
Chief Executive Officer	2003	513,449	—	—	13,200
Terry L. Barrette(3)	2005	170,213	35,074	—	3,000
Vice President, Operations	2004	170,303	—	40,000	—
	2003	178,440	—	—	—
Carl M. Mills	2005	211,974	74,952	—	12,000
Vice President, Finance and	2004	197,226	—	75,000	9,346
Chief Financial Officer	2003	215,605	—	—	9,000
Timothy Saxe	2005	225,232	65,331	—	12,000
Vice President, Engineering	2004	227,817	—	100,000	9,346
	2003	244,368	—	—	9,000
Jeffrey D. Sexton	2005	228,844	74,630	—	9,000
Vice President, Worldwide	2004	232,564	—	65,000	9,346
Sales and Marketing	2003	257,082	7,000	—	9,000

(1)                Salaries include base and variable components. Please see Compensation Committee report for more details. Salary and bonuses include incentives earned in one year and paid in the next year.

(2)                The Company provides the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees, which are not included in this column pursuant to SEC rules. The amounts shown in this column include automobile allowance and, with respect to 2005, 401(k) Plan matching contributions, which were paid in 2006.

(3)                Ms. Barrette, who became a named executive officer of QuickLogic in January 2006, was granted an option to purchase 75,000 shares of common stock on March 9, 2006, as previously disclosed on Form 4.

Options Granted and Options Exercised in the Last Fiscal Year

In 2005, we did not grant options to executive officers. However, we granted options to purchase an aggregate of 207,000 shares to non-executives and to independent directors. Options to purchase shares generally vest at the rate of 25% after one year of service from the date of grant, and 1/48th at the end of each month thereafter. Options have a term of ten years but may terminate before their expiration dates if the optionee’s status as an employee is terminated or upon the optionee’s death or disability.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

The following table sets forth certain information concerning the number and value of unexercised options held by each of the named executive officers at the end of our fiscal year.

The value of “In-the-Money” stock options is based on $3.95 per share, the closing price at the end of our fiscal year, less the exercise price multiplied by the aggregate number of shares underlying the option.

	Shares		Number of Securities Underlying		Value of Unexercised
	Acquired		Unexercised Options at		In-the-Money Options
	on	Value	December 31, 2005		at December 31, 2005
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
E. Thomas Hart	108,334	$325,002	1,648,353	150,000	$537,500	$211,500
Terry L. Barrette	—	—	134,166	19,795	82,769	30,646
Carl M. Mills	—	—	225,520	49,480	308,140	66,360
Timothy Saxe	—	—	454,166	45,834	212,458	65,542
Jeffrey D. Sexton	—	—	271,458	28,542	163,735	40,315

Change of Control Agreements

Prior to 2004, QuickLogic entered into change of control severance agreements with Messrs. Hart, Saxe, Sexton, and Mills. In December 2005, these agreements were reviewed by the Compensation Committee of the Board of Directors. In March 2006, QuickLogic entered into a change in control severance agreement with Ms. Barrette. The agreements provide that if there is a change of control of QuickLogic and such executive officers’ employment with the Company terminates as a result of an “Involuntary Termination” within three months prior to or twelve months following the change of control, QuickLogic will provide the following to the executive officer:

•       A cash payment equal to 100% of his annual compensation (including 100% of the variable compensation and target bonus for the year) plus 100% of any bonus declared prior to the date of any such termination except that Mr. Hart’s agreement provides a cash payment equal to 200% of his annual compensation;

•       The same level of benefits, including but not limited to health, dental and vision coverage, as in effect on the day before such termination, for a period which is the lesser of (i) the date he is no longer eligible to receive continuation coverage pursuant to COBRA, or (ii) twelve months following the date of any such termination, except that Mr. Hart’s agreement provides for twenty-four months; and

•       Full acceleration of all unvested stock options.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of the Board of Directors at the end of fiscal 2005 were Messrs. Beadle, Krueger and Tauss. All members were independent directors. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Performance Graph

The following graph compares the cumulative total return to stockholders of our common stock from December 31, 2000 to December 31, 2005 to the cumulative total return over such period of (i) the S&P 500 Index and (ii) the S&P Semiconductors Index. The graph assumes that $100 was invested on December 31, 2000 in QuickLogic’s common stock and in each of the other two indices and the reinvestment of all dividends, if any.

The information contained in the Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that QuickLogic specifically incorporates it by reference into any such filing. The graph is presented in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG QUICKLOGIC CORPORATION, THE S & P 500 INDEX
AND THE S & P SEMICONDUCTORS INDEX

*                    $100 invested on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

REPORT OF THE COMPENSATION COMMITTEE
REGARDING EXECUTIVE COMPENSATION

This section shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission, is not subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of QuickLogic under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, regardless of date or any other general incorporation language in such filing.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee reviews and sets the compensation for the Chief Executive Officer and the directors of the Company, approves QuickLogic’s executive compensation and benefit programs and administers the Company’s stock plans. The Compensation Committee approves all stock option grants to executive officers, all executive officer planned compensation, cash bonus payments to executive officers and stock option grants to executive officers and other employees. Until January 2006, the Compensation Committee was comprised of three independent directors, Donald Beadle, Arturo Krueger and Gary H. Tauss. In January 2006, Mr. Beadle retired from our Board of Directors. Mr. Tauss is Chairman of the Compensation Committee. The Compensation Committee met five times and acted by unanimous written consent once in 2005.

General Compensation Policy

QuickLogic’s executive pay programs are designed to attract and retain executives who will contribute to QuickLogic’s long-term success, to mesh executive and stockholder interests through the use of stock options and to provide a compensation program that is directly linked to the performance of the Company, to individual contribution and to stockholder return.

QuickLogic’s executive compensation programs seek to accomplish several major goals:

•       To attract and retain highly qualified executive officers by offering overall compensation that is competitive with that offered for comparable positions in comparable companies in the high-technology industry;

•       To provide a compensation program that recognizes individual contributions and Company performance; and

•       To align the interests of executive officers with the long-term interests of stockholders through participation in QuickLogic’s stock option plan.

The achievement of these goals is based on a mix of compensation elements, as described below.

Cash Compensation

When reviewing cash compensation, the Compensation Committee considers the following factors: business conditions, competitive pay practices, individual performance against goals, levels of responsibility, breadth of knowledge and prior experience. The relative importance of these factors varies, depending on the particular individual whose salary is being reviewed. To provide the Compensation Committee with more information for making compensation comparisons, QuickLogic provides the Compensation Committee with Radford survey information of compensation for a group of participating companies whose revenues are less than $50 million, as well as those whose revenues range from $50 million to $199 million. The Compensation Committee’s objective in setting salaries is generally to pay salaries at a level roughly comparable to the median for companies with which QuickLogic competes for personnel. During 2005, the Compensation Committee reviewed and approved target cash compensation between $190,000 and $290,000 for executives other than our Chief Executive Officer. On January 27, 2005, the Compensation Committee approved an increase to the annual planned cash compensation of Jeffrey Sexton, Timothy Saxe and Carl Mills equal to 16.0%, 16.7% and 19.0%, respectively, of their planned compensation in effect prior to such increase. These increases were made in consideration of business conditions, competitive pay practices, and levels of responsibility and contribution.

During 2004, executive officers’ planned cash compensation consisted of salaries divided into fixed and variable components. The variable component was approximately 30% of the total planned salary compensation for each executive officer.

In 2005, the Compensation Committee approved the QuickLogic Corporation Executive Bonus Plan. Under the Plan, executive officers and other key employees, as designated by the Compensation Committee, participate in a cash compensation plan consisting of planned salary compensation and cash bonus compensation. The planned salary compensation consists of salaries divided into fixed and variable components. The Executive Bonus Plan, while changing the components and calculation of the participants planned cash compensation, did not change the total amount of planned cash compensation for any of the individuals participating in the Plan. The variable component of planned salary compensation, or planned variable salary, is based on the Company’s achievement of quarterly and/or annual revenue and operating income targets established by the Compensation Committee. Under the program, if the Company achieves the established targets, participants receive 100% of planned salary compensation. If the Company achieves less than the established targets, the participant’s planned variable salary is decreased accordingly. If, on an annual basis, the Company exceeds the established targets, variable salary earned is increased, and amounts earned in excess of 100% of planned salary compensation are reported as bonus compensation.

Under the Plan, participants are also eligible to earn cash bonus compensation based upon the achievement of certain performance goals and objectives relating to the Company and/or each individual participant. The Compensation Committee establishes quarterly and/or annual performance goals and objectives for the Plan. Following the end of each performance period, the Compensation Committee determines the extent to which the performance goals and objectives were obtained. Based on this assessment, eligible participants in the Plan earn bonus compensation in an amount equal to a percentage of such participant’s target bonus.

During 2005, the Compensation Committee established the 2005 target bonus compensation and quarterly and annual performance goals under the Plan, which included a Plan Revenue Objective and a Plan Profit Objective. The Company is required to achieve certain thresholds for participants to earn a bonus against the Plan Revenue Objective, and for participants to earn a bonus against the Plan Profit Objective. Quarterly bonuses are adjusted for the level of the Company’s performance during the quarter in question, and may range from zero to 100% of the quarterly target bonus compensation. Annually bonuses are adjusted for the level of the Company’s achievement, and may range from zero to 200% or more of the target bonus compensation.

The Compensation Committee established the Chief Executive Officer’s planned salary compensation for 2005, of which 18% was the variable component of planned salary compensation. In addition, the Chief Executive Officer’s planned cash bonus compensation is 18% of planned salary compensation. For other participating executive officers, the variable component of planned salary compensation ranges from 12% to 20% of planned salary compensation, and planned cash bonus compensation ranges from 12% to 20% of planned salary compensation.

For the year 2005, the Company’s operating income exceeded the performance goals established for the variable component of planned salary compensation. As a result, the Chief Executive Officer and other participants in the Plan received 135% of the variable component of planned salary compensation. For the year 2005, the Company’s results exceeded the Plan Profit Objective. Primarily as a result of this performance, the Chief Executive Officer and other participating executive officers’ received bonus compensation equal to 136% of their annual target cash bonus compensation. During the year, quarterly payments were paid based on the Company’s performance during the quarter in question, and ranged from zero to 100% of the quarterly target variable salary and bonus compensation amounts.

Stock Options

QuickLogic’s stock option plans are designed to provide its executives and employees with an opportunity to share, along with its stockholders, in QuickLogic’s long-term performance. Initial grants of stock options are generally made to eligible executives and employees upon commencement of employment, with additional grants being made periodically based on performance or following a significant change in job responsibilities, scope or title. Stock options under the stock option plans generally vest over a four-year period and expire ten years from the date of grant. The exercise price of our options is usually 100% of the fair market value of the common stock on the date of grant. The Board of Directors has delegated the authority to the Compensation Committee to grant stock options to all employees and executive officers, and has delegated the authority to the Stock Option Committee to grant up to 40,000 options to employees and individuals other than executive officers. Guidelines for the number of stock options granted to each participant under the option plans are generally determined by the Compensation Committee or the Stock Option Committee. Initial stock option grants to executive officers are negotiated as part of their offer letter, and subsequent renewal grants are determined based upon levels of responsibility, individual performance and competitive compensation practices. The Compensation Committee believes the existing grants and vesting schedules currently align the executive officers’ objectives with those of QuickLogic’s stockholders.

The Compensation Committee approved, pursuant to Section 3 of the 1999 Stock Plan, the 2005 annual evergreen increase to the 1999 Stock Plan equal to 5% of the Company’s then outstanding shares. It also prospectively approved, pursuant to Section 13 of the 1999 Employee Stock Purchase Plan (“ESPP”), the 2005 annual evergreen increase to the ESPP equal to 4% of the Company’s then outstanding shares.

As previously disclosed on a Form 8-K, on December 21, 2005, the Compensation Committee of the Board of Directors approved an acceleration of the vesting of all unvested options granted prior to December 21, 2005 under its 1999 Stock Plan to purchase shares of common stock having an exercise price of $4.01 or greater. Options with respect to approximately 187,703 shares of common stock (of which options with respect to approximately 73,960 shares were held by the executive officers and directors) were subject to this acceleration. Because these options had exercise prices in excess of current market values (were “underwater”), and were not fully achieving their original objectives of incentive compensation and employee retention, the acceleration may have a positive effect on employee morale, retention and perception of option value. The acceleration eliminates future compensation expense the Company would otherwise recognize in its income statement with respect to these options under FASB Statement No. 123R.

CEO Compensation

The Compensation Committee reviewed Mr. Hart’s compensation arrangement for 2005. The components and calculation of Mr. Hart’s planned cash compensation were modified under the Executive Bonus Plan, without changing the total amount of his planned cash compensation. Due to the Company exceeding established financial targets, as described above, Mr. Hart’s 2005 aggregate cash compensation was $569,090, an increase of approximately 18% over 2004.

The Compensation Committee has reviewed all components of the CEO’s compensation, including salary, bonus, equity, stock options, insurance benefits, which are generally the same benefits offered to all employees, and the obligations under QuickLogic’s change of control severance agreement with Mr. Hart.

Based on this review, the Compensation Committee found Mr. Hart’s total compensation (and, in the case of the change of control severance agreement, potential payout) in the aggregate to be reasonable and not excessive. It should be noted that when the Compensation Committee considers any component of the CEO’s total compensation, the aggregate amounts and mix of all the components, including accumulated (realized and unrealized) option gains are taken into consideration in the Compensation Committee’s decisions.

Fiscal year 2005 was a year of significant accomplishment for QuickLogic both with respect to product development and business activities. QuickLogic achieved approximately $48.3 million in revenues during 2005, representing an 8% growth from 2004 to 2005, and our company earned $2.4 million of net income. Throughout 2005, Mr. Hart has strived to ensure that QuickLogic’s assets were utilized effectively and to their best advantage while continuing to optimally manage QuickLogic’s financial resources. Mr. Hart’s compensation during 2005 reflects his leadership, management and the achievements of QuickLogic during 2005.

Other

Other elements of executive compensation include company-wide medical, life and disability insurance benefits, and the ability to defer compensation and receive matching contributions pursuant to a 401(k) plan. The other elements of executive compensation are generally the same as for all employees.

Compliance with Internal Revenue Code Section 162(m)

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and regulations adopted thereunder by the Internal Revenue Service, publicly held companies may be precluded from deducting certain compensation paid to certain executive officers in excess of $1 million in a year. The regulations exclude from this limit performance-based compensation and stock options, provided certain requirements, such as stockholder approval, are satisfied. Exceptions to this deductibility limit may be made for various forms of “performance-based” compensation. The cash compensation of each of the named executive officers is below the $1 million threshold. The Compensation Committee believes that any options granted to executive officers on or before April 22, 2003 under the Stock Plan are exempt from the deduction limitations of Section 162(m). The Compensation Committee believes that the potential income tax deduction for options granted to executive officers after April 22, 2003 could cause total compensation for an executive officer to exceed the $1 million threshold, but that the Company’s has sufficient NOL carryforwards to reduce the potential tax liability. QuickLogic’s desire is to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary for QuickLogic’s success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

The foregoing report has been submitted by the undersigned in our capacity as members of the Compensation Committee of QuickLogic’s Board of Directors.

MEMBERS OF THE COMPENSATION COMMITTEE

Arturo Krueger (member since November 2004)
Gary H. Tauss (Chairman since September 2004)

Other Matters

At this time the Board of Directors knows of no other matters that may be brought before the meeting. However, if any other matters are properly brought before the meeting, the proxy holders named in the accompanying proxy intend to vote the proxies on such matters in accordance with their best judgment.

For the Board of Directors,

E. Thomas Hart
Chairman, President and Chief Executive Officer

Sunnyvale, California
March 16, 2006

QUICKLOGIC CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

TUESDAY, APRIL 25, 2006

The undersigned stockholder of QuickLogic Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 16, 2006 and hereby appoints E. Thomas Hart and Carl M. Mills, or either of them, as proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned at the Annual Meeting of Stockholders of QuickLogic Corporation (the “Company”) to be held at the Company’s offices located at 1277 Orleans Drive, Sunnyvale, CA 94089 on Tuesday, April 25, 2006 at 10 a.m., and any adjournments or postponements thereof, and to vote all shares of common stock the undersigned would be entitled to vote if then and there personally present at the meeting, on the matters set forth on the reverse side and in their discretion upon such other matter or matters which may properly come before the meeting and any adjournment thereof.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

(Continued and signed on other side.)

ANNUAL MEETING OF STOCKHOLDERS OF

QUICKLOGIC CORPORATION

April 25, 2006

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

\/  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. \/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE FOR DIRECTOR LISTED BELOW AND THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

Proposal 1:	To elect one Class I director to serve for a term of three years or until his successor is elected.

NOMINEE:
☐ FOR	Michael J. Callahan
☐ WITHHELD FROM ALL

		FOR	AGAINST	ABSTAIN
Proposal 2.	To ratify the selection of PricewaterhouseCoopers LLP as QuickLogic’s independent registered public accounting firm.	☐	☐	☐

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.
When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.